BELL, BOYD & LLOYD LLP
70 West Madison Street, Suite 3100 • Chicago, Illinois 60602-4207
312.372.1121 • Fax 312.827.8000

November 14, 2007

As counsel for Nuveen Municipal High Income Opportunity Fund 2 (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-146117 and 811-22123) on October 24, 2007.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Bell, Boyd & Lloyd LLP

Bell, Boyd & Lloyd LLP

chicago • washington